Exhibit 10.2

PREMIER ALLIANCE GROUP ENTERS INTO AGREEMENT TO ACQUIRE GREENHOUSE HOLDINGS, INC.

On December 1, 2011, Premier Alliance Group, Inc. (OTCBB: PIMO) entered into an Agreement and Plan of Merger with GreenHouse Holdings, Inc. (OTCBB: GRHU). Under the Agreement, GreenHouse would merge with a newly formed subsidiary of Premier and become a wholly owned subsidiary of Premier.

The GreenHouse stockholders would receive, in the aggregate, common stock of Premier representing 40% of the fully diluted Premier common stock (excluding Premier options and warrants) after issuance of the same, less certain shares described below.  Premier holds GreenHouse convertible debt and would deduct the Premier shares allocable to the conversion of such debt from such 40% amount.  Certain other advances from Premier to GreenHouse would be treated similarly. Hence the actual issuance will be less than 40%.

Some of the Premier shares which otherwise would be delivered to the controlling shareholders of GreenHouse, and certain officers and directors, totaling approximately 30% of the shares to be issued to GreenHouse stockholders, will not be delivered following the merger, but would be delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations.

Premier is filing a registration statement on Form S-4 with the Securities and Exchange Commission which would serve as its prospectus and Greenhouse’s proxy statement in connection with this transaction. Following the effectiveness of such registration statement, GreenHouse expects to hold a special meeting of stockholders to approve the merger, and the parties expect to close the transaction shortly thereafter. It is expected that the merger will be consummated in the first quarter of 2012.

Each of the parties is a reporting company under the Securities Exchange Act of 1934 and its reports can be found by going to www.sec.gov, and then search for companies, and inserting name of Premier Alliance Group, Inc. and/or GreenHouse Holdings, Inc.

About Premier Alliance Group, Inc.

Premier Alliance Group, Inc. (OTCBB: PIMO) is a leading provider of business and technology advisory and consulting services. Practice areas of expertise encompass Governance, Risk & Compliance (GRC), Business Performance & Technology, and Finance & Accounting as we assist clients with Risk Management, Compliance, Mergers & Acquisitions, Organizational Effectiveness, Project/Program Management, Information Management, Architecture and Software Development. Premier Alliance Group is headquartered in Charlotte, NC. For more information, please visit www.premieralliance.com.

About GreenHouse Holdings, Inc.

GreenHouse Holdings, Inc. (OTCBB: GRHU) is a leading provider of energy efficiency and sustainable facilities services and solutions. The company designs, engineers and installs solutions and technologies that enable its clients to reduce their energy costs and carbon footprint. Its target markets for energy efficiency solutions include government and military, as well as commercial, residential and industrial markets. In addition, the company develops, designs, and constructs rapidly deployable, sustainable facilities primarily for use in disaster relief and security in austere regions. For more information, please visit: www.greenhouseintl.com or the GreenHouse YouTube channel at http://www.youtube.com/greenhouseintl or follow GreenHouse on Twitter @greenhouseintl.

Safe Harbor Statement
Certain information contained in this press release may be forward-looking. Actual results might differ materially from any forward-looking statements contained in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Premier Alliance Group to be materially different from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking.

Investor Relations Contact:
Jeff Ramson
ProActive Capital Resources Group
212-792-4321
jramson@proactivecrg.com